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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                              -------------------------
                                       FORM 8-K

                                    CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): April 23, 1998

                     --------------------------------------------
                                 GETTY IMAGES, INC.
               (Exact name of Registrant as specified in its charter)


          DELAWARE                                          98-0177556
(State or other jurisdiction of     (Commission File     (I.R.S. Employer
        incorporation)                  Number)          Identification No.)

   2013 FOURTH AVENUE                             101 BAYHAM STREET
     FOURTH FLOUR                                  LONDON, ENGLAND
SEATTLE, WASHINGTON 98121                              NW1 0AG
    (206) 441-9355                               (01144171) 544-3456


                    (Address, including zip code, and telephone, including area code, of Registrant's principal executive offices)





                                         None
       -----------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

     On April 23, 1998, Getty Images, Inc., a Delaware corporation (the "Company" or "Getty Images"), through its wholly owned subsidiary Getty Images Australia Pty Limited, completed the Acquisition (the "Acquisition") of certain assets from Australian Picture Library Pty Limited, a company duly incorporated in the State of New South Wales ("APL"). The assets acquired in the Acquisition included goodwill, certain customer information, approximately 39,000 images and negatives owned by APL, rights to enter into relationships with certain photographers and APL's interest in various business contracts. In addition, five former APL employees have been hired as Getty Images employees and continue to carry on the business of the sports division under the name Allsport Australia Pty Limited. The purchase price of the Acquisition was A$500,000 plus A$500,000 in Getty Images common stock, which resulted in 12,904 shares being issued. Getty Images completed the Acquisition pursuant to the Acquisition for Sale and Purchase of Business Assets Agreement (the "Acquisition Agreement"), dated April 23, 1998, among Getty Images Australia Pty Limited, a company duly incorporated in the State of New South Wales and a wholly owned subsidiary of Getty Images, APL, and Jane Catherine Symons and John Andrew Carnemolia, both of the State of New South Wales.

     Reference is made to the press release issued by the Company on May 7, 1998 regarding the release of the results of its first fiscal quarter, the text of which is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         99.1  Text of press release dated May 7, 1998.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATIONS.

     In connection with the Acquisition described in Item 5, Getty Images issued an aggregate of 12,904 shares of Common Stock to APL pursuant to Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act").

     The issuance of such shares to APL was made in an offshore transaction within the meaning of Regulation S and no directed selling efforts were made in the United States in connection with such issuance. APL represented and warranted to Getty Images, among other things, (i) that such person was not a U.S. person and was not acquiring shares for the account or benefit of any U.S. person, (ii) that neither such person nor any of its affiliates engaged in any directed selling efforts with respect to such shares and that such persons will comply with the offering restrictions requirements of Regulation S, (iii) that such person acknowledged that the issuance of such shares was not registered under the Securities Act and that there were restrictions on the resale of such shares, (iv) that such person was purchasing such shares for his own account for investment and not with a view to distribution and
(v) that such person understood that a legend referring to applicable transfer restrictions would be placed on certificates representing such shares.

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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GETTY IMAGES, INC.


Date: May 8, 1998                  By:       /s/ Jonathan Klein
                                             ------------------------------
                                             Name: Jonathan Klein
                                             Title: Chief Executive Officer


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                                INDEX TO EXHIBITS


Exhibit         Description

99.1               Text of press release dated May 7, 1998